EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Circuit City Stores, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-3 filed pursuant to Rule 462(b) of our reports dated April 3, 1996 relating to the consolidated financial statements of Circuit City Stores, Inc. and the subsidiaries as of February 29, 1996 and February 28, 1995 and for each of the fiscal years in the three year period ended February 29, 1996 and the related financial statement schedule, our report dated October 25, 1996 relating to the financial statements of the Circuit City Group as of February 29, 1996 and February 28, 1995 and for each of the fiscal years in the three year period ended February 29, 1996, and our report dated October 25, 1996 relating to the financial statements of the CarMax Group as of February 29, 1996 and February 28, 1995 and for each of the fiscal years in the three year period ended February 29, 1996, which reports are included or incorporated by reference in the registration statement of Circuit City Stores, Inc. on Form S-3 (File No. 333-15995). We also consent to the incorporation by reference in this registration statement on Form S-3 filed pursuant to Rule 462(b) of the references to our firm under the headings "CarMax Group Selected Historical Financial Data," "Company Selected Historical Financial Data" and "Experts" included in the registration statement of Circuit City Stores, Inc. on Form S-3 (File No. 333-15995).


/S/ KPMG PEAT MARWICK LLP

Richmond, Virginia
February 3, 1997